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                                                                     EXHIBIT 5.1



                           [LETTERHEAD OF BRYAN CAVE]




July 26, 2004



Stereotaxis, Inc.
4041 Forest Park Avenue
St. Louis, MO 63108


Ladies and Gentlemen:

We have acted as special counsel to Stereotaxis, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (No. 333-115253, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 7,475,000 (including up to 975,000 shares subject to the underwriters' over-allotment option) shares (the "Shares") of common stock of the Company, par value $0.001 per share.

In connection herewith, we have examined:

         (1)      the Registration Statement; and

         (2) the form of Underwriting Agreement among the Company, and the representatives of the underwriters named therein (collectively, the "Representatives"), which is attached to the Registration Statement as Exhibit 1.1 (the "Underwriting Agreement").

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the form of Amended and Restated Certificate of Incorporation (the "Restated Certificate") attached as Exhibit 3.3 to the Registration Statement and the form of Amended and Restated Bylaws, attached as
Exhibit 3.4 to the Registration Statement (the "Restated Bylaws"), each of which has been approved by the Company's stockholders and will be in effect upon the issuance of the Shares, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records, and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the



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Stereotaxis, Inc.
July 26, 2004
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opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

In addition, in our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

In connection herewith, we have assumed that, other than with respect to the Company, at such times as the Shares are issued, all of the documents referred to in this opinion will have been duly authorized by, duly executed, delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents will have been duly authorized and all parties will be duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver, countersign and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, assuming the due execution and delivery of the Underwriting Agreement by the Company and the Underwriters named therein, upon issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreement and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion letter is being delivered by us in connection with the filing of the Registration Statement with the Securities and Exchange Commission. We do not give any opinion except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Validity of Securities" in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion letter as an



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Stereotaxis, Inc.
July 26, 2004
Page 3


exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

We desire you to know that James L. Nouss, Jr., a partner of this Firm, is Secretary of the Company.

Very truly yours,


/s/ Bryan Cave LLP